Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals and LG Life Sciences Amend FACTIVE License Agreement

— Modifications include adjustments to royalty rate structure —

Waltham, Mass., April 6, 2005 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has amended its license and option agreement with LG Life Sciences, Ltd. for the Company’s lead product, FACTIVE® (gemifloxacin mesylate) tablets. The amended agreement includes a reduction of future royalties payable to LG Life Sciences at certain FACTIVE revenue levels in territories covered by the agreement.

“With nearly 90,000 prescriptions written to date, the initial reception of FACTIVE by physicians has been positive. By amending this agreement to include more favorable royalty terms at the higher potential sales levels, we have taken an important step in creating long-term value both for FACTIVE and our shareholders,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “Our partners at LG Life Sciences share our vision for FACTIVE and with this restructuring have helped make the product a potentially more attractive opportunity for further investment in building the brand.”

While specific terms are not disclosed, as part of the amended agreement the Company will make a one time cash payment of $2 million to LG Life Sciences, recorded in the first quarter of 2005. The modified agreement calls for an $8 million increase in milestone payments to LG Life Sciences, which are payable as certain sales thresholds for FACTIVE are attained. LG Life Sciences will continue to supply the bulk product for FACTIVE.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. For important information concerning the safety and use of FACTIVE, please see the package insert available at www.factive.com. In addition to the oral tablet form, Oscient Pharmaceuticals is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. Our business is significantly dependent upon our ability to launch the commercial sale of FACTIVE® tablets, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE tablets. Even if we succeed in launching FACTIVE tablets, a number of factors could negatively affect the success of FACTIVE tablets, including lack of acceptance by physicians, patients and third party payors, unanticipated safety, efficacy, or other regulatory issues, problems relating to manufacturing or supply, inadequate distribution of our products by wholesalers, pharmacies, hospitals and other customers and competition from other products. It is also uncertain whether we will be able to expand the indications for which FACTIVE tablets are approved or obtain approval to sell our lead product candidate, Ramoplanin. Factors which may prevent or delay us in obtaining additional regulatory approvals of our products and product candidates include, negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates. We are also subject to the risk that our business and the business of GeneSoft Pharmaceuticals will not be integrated successfully and the significant costs related to the integration. Our business could also be negatively affected due to our inability or the inability of our alliance partners to successfully develop and commercialize products based on our discoveries. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statement are described under the heading “Risk Factors” in ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2004 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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